EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS






        We hereby consent to the incorporation by reference in Registration Nos. 33-43571 and 33-59240 on Forms S-8 of our report dated February 27, 1998 appearing in this Annual Report on Form 10-K of Recoton Corporation for the year ended December 31, 1997.



                                        /S/  CORNICK, GARBER & SANDLER, LLP

NEW YORK, NEW YORK
March 27, 1998